Exhibit 99.1

Investor Relations

(212) 479-3150

NEW RESIDENTIAL ANNOUNCES FIRST QUARTER 2015 RESULTS

NEW YORK—(BUSINESS WIRE)—May 8, 2015—New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended March 31, 2015:

FIRST QUARTER FINANCIAL HIGHLIGHTS:*

•	Record Core Earnings of $0.44 per diluted share, or $63 million

•	GAAP Income of $0.25 per diluted share, or $36 million

•	Common dividend of $0.38 per share, or $54 million

	Q1 2015	Q4 2014
Non-GAAP Results:
Core Earnings per Diluted Share*	$0.44	$0.41
Core Earnings*	$63 million	$58 million
Summary Operating Results
GAAP Income per Diluted Share	$0.25	$0.38
GAAP Income	$36 million	$54 million

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

Highlights for the quarter ended March 31, 2015:

•	Excess Mortgage Servicing Rights (“Excess MSRs”) – During the quarter, New Residential funded $8.4 billion UPB of well-seasoned Freddie Mac Excess MSRs.

•	Non-Agency RMBS – In the first quarter, New Residential purchased and committed to purchase $258 million face value of non-agency securities at 86% of par, which included six clean-up call rights, representing a net investment of $75 million. In addition, New Residential sold $441 million face value of non-agency securities at 88% of par, generating $4 million of gains or an internal rate of return (“IRR”) of approximately 20%.

•	Residential Loans – In the first quarter, New Residential sold and committed to sell a total of $1.1 billion UPB of re-performing and non-performing residential loans for $932 million, generating $29 million of gains or an IRR of approximately 35%.

•	Servicer Advances – In March, New Residential refinanced and increased the capacity on two borrowing facilities, further enhancing the Company’s returns through stable and attractive financing.

Highlights subsequent to March 31, 2015:

•	Acquisition of HLSS Assets – On April 6, 2015, New Residential acquired the assets and liabilities of Home Loan Servicing Solutions Ltd. (“HLSS”) for an equity purchase price of approximately $1.2 billion (“HLSS acquisition”).

•	Excess MSRs – New Residential funded $165 billion UPB of seasoned, credit impaired non-agency Excess MSRs.

•	Servicer Advances – New Residential acquired approximately $6 billion of servicer advances. Concurrent with the acquisition, New Residential increased the capacity on two of HLSS’ financing facilities by $2.5 billion, increasing advance rates and extending maturities.

•	Call Rights – In April 2015, New Residential acquired call rights on 1,375 non-agency mortgage deals with a total UPB of $140 billion. Following the HLSS acquisition, New Residential owns clean-up call rights on over 2,100 non-agency deals with a total UPB of $235 billion, representing approximately 34% of the non-agency mortgage market.

•	Excess MSRs – Subsequent to quarter-end and independent of the HLSS acquisition, New Residential acquired or committed to acquire a total of $64 billion UPB of well-seasoned Excess MSRs.

•	Capital Raise – On April 8, 2015, New Residential raised $877 million gross proceeds in a public offering, approximately $446 million of which were proceeds from the primary offering and approximately $431 million of which were proceeds from the secondary offering.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.newresi.com).

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Friday, May 8, 2015 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential First Quarter 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, May 22, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “41072544.”

Condensed Consolidated Statements of Income

($ in thousands, except share and per share data)

	Three months ended
	March 31, 2015	December 31, 2014
	(unaudited)	(unaudited)
Interest income	$84,373	$85,124
Interest expense	33,979	31,892

Net Interest Income	50,394	53,232

Impairment
Other-than-temporary impairment (“OTTI”) on securities	1,071	448
Valuation provision on loans and real estate owned	977	8,300

	2,048	8,748

Net interest income after impairment	48,346	44,484
Other Income
Change in fair value of investments in excess mortgage servicing rights	(1,761)	945
Change in fair value of investments in excess mortgage servicing rights, equity method investees	4,921	6,330
Change in fair value of investments in servicer advances	(7,669)	(21,608)
Earnings from investments in consumer loans, equity method investees	—	(6,345)
Gain on consumer loans investment	10,447	92,020
Gain on settlement of investments, net	14,767	(22,347)
Other income, (loss), net	(8,410)	(8,910)

	12,295	40,085

Operating Expenses
General and administrative expenses	8,560	12,115
Management fee to affiliate	5,126	5,126
Incentive compensation to affiliate	3,693	21,223
Loan servicing expense	4,891	1,703

	22,270	40,167

Income (Loss) Before Income Taxes	38,371	44,402
Income tax expense (benefit)	(3,427)	(6,526)

Net Income (Loss)	$41,798	$50,928

Noncontrolling Interests in Income (Loss) of Consolidated Subsidiaries	$5,823	$(3,302)

Net Income (Loss) Attributable to Common Stockholders	$35,975	$54,230

Net Income Per Share of Common Stock
Basic	$0.25	$0.38

Diluted	$0.25	$0.38

Weighted Average Number of Shares of Common Stock Outstanding
Basic	141,434,905	141,395,307

Diluted	144,911,309	144,294,088

Dividends Declared per Share of Common Stock	$0.38	$0.38

Condensed Consolidated Balance Sheets

($ in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$526,662	$417,733
Excess mortgage servicing rights, equity method investees, at fair value	225,111	330,876
Servicer advances, at fair value	3,245,457	3,270,839
Real estate securities, available-for-sale	2,324,915	2,463,163
Residential mortgage loans, held-for-investment	44,967	47,838
Residential mortgage loans, held-for-sale	500,174	1,126,439
Real estate owned	35,905	61,933
Consumer loans, equity method investees	—	—
Cash and cash equivalents	459,334	212,985
Restricted cash	28,325	29,418
Derivative assets	71	32,597
Other assets	76,701	99,869

	$7,467,622	$8,093,690

Liabilities and Equity
Liabilities
Repurchase agreements	$2,339,389	$3,149,090
Notes payable	2,999,418	2,913,209
Trades payable	196,000	2,678
Due to affiliates	6,465	57,424
Dividends payable	53,745	53,745
Deferred tax liability	13,414	15,114
Accrued expenses and other liabilities	44,777	52,505

	5,653,208	6,243,765

Commitments and Contingencies
Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 141,434,905 and 141,434,905 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,414	1,414
Additional paid-in capital	1,328,587	1,328,587
Retained earnings	217,689	237,769
Accumulated other comprehensive income, net of tax	19,825	28,319

Total New Residential stockholders’ equity	1,567,515	1,596,089
Noncontrolling interests in equity of consolidated subsidiaries	246,899	253,836

Total Equity	1,814,414	1,849,925

	$7,467,622	$8,093,690

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended
	March 31, 2015	December 31, 2014
Net income (loss) attributable to common stockholders	$35,975	$54,230
Impairment	2,048	8,748
Other Income Adjustments:
Other Income	(12,295)	(40,085)
Other Income (loss) attributable to non-controlling interests	(5,146)	(11,782)
Deferred tax expense (benefit) attributable to Other Income, net of non-controlling interests	(2,390)	(4,958)

Total Other Income Adjustments	(19,831)	(56,825)

Incentive compensation to affiliate	3,693	21,223
Non-capitalized transaction-related expenses	5,549	7,023
Interest income on residential mortgage loans, held-for-sale	13,435	—
Core earnings of equity method investees:
Excess mortgage servicing rights	5,838	6,770
Consumer loans	16,758	17,314

Core Earnings	$63,465	$58,483

CORE EARNINGS

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on its investments, (ii) the interest expense incurred under the debt incurred to finance its investments, (iii) its operating expenses and (iv) its realized and unrealized gain or losses, including any impairment and deferred tax, on its investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge the Company’s current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; and (iii) non-capitalized transaction-related expenses.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, note that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. These costs are recorded as “General and administrative expenses” in the Company’s statements of income.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

In the fourth quarter of 2014, the Company modified its definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014.

The primary differences between core earnings and the measure we use to calculate incentive compensation relate to (i) realized gains and losses (including impairments) and (ii) non-capitalized transaction-related expenses. Both are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale-loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of the Company’s liquidity and is not necessarily indicative of cash available to fund cash needs.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding stability of financing and commitments to purchase or sell Excess MSRs, which the Company expects to close but the closing of which is subject to the completion of definitive documentation between the seller and buyer of the related MSR and the completion of definitive documentation between the buyer or seller of the MSR and the Company. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ESTIMATED RETURNS

The Company calculates the estimated return, or the IRR, of an investment as the annualized effective compounded rate of return (assuming monthly compounding) earned over the life of the investment after giving effect to existing leverage. Life to date IRR is based on the purchase price for an investment and the estimated value of the investment, or “mark”, which is calculated based on cash flows actually received and the present value of expected cash flows over the life of the investment, using an estimated discount rate. IRRs are based on assumptions about collateral performance, and actual results and returns could differ materially from the Company’s expectations as a result of higher than expected prepayment rates, delinquency rates and a variety of factors outside our control. Income and cash flows recognized by the Company in future periods may be significantly less than the income and cash flows that would have been recognized had expected returns been realized. As a result, investment’s lifetime return may differ materially from an IRR to date. The Company’s calculation of IRR may differ from a calculation by another market participant, as there is no standard method for calculating IRRs.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150